Exhibit 10.3(a)
                                                                 ---------------






                                December 17, 1996





Mr. J.D. Waller
Chief Executive Officer
Ithaca Industries, Inc.
Highway 268 West
Wilkesboro, NC  28697

Dear Mr. Waller:

            The purpose of this letter is to set forth the terms of this engagement between Alvarez & Marsal, Inc. ("A&M") and Ithaca Industries, Inc. ("Ithaca") and to describe the scope of the management services to be performed and the basis of compensation for those services.

            1.    DESCRIPTION OF SERVICES

            The anticipated scope of A&M's services are as follows:

                  (a) Peter Cheston will serve as Acting Chief Operating Officer of the Company, reporting to the Chief Executive Officer of the Company.

                  (b) Other members of A&M will provide consulting services on an as-needed basis, as requested by Ithaca.

            2.    COMPENSATION

                  (a) PETER CHESTON. A&M will receive a monthly fee of $35,000 for the services provided by Peter Cheston. This fee could be adjusted downward upon the mutual agreement of Peter Cheston and Ithaca if Peter Cheston devotes less than 90 percent of his time to the management of the Company.

                  (b) OTHER MEMBERS OF A&M. To the extent other members of A&M provide consulting services, A&M will receive fees based on the following hourly rates:






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Page 2
December 17, 1996



                 Founding Managing Director         $500
                 Managing Director                  $400
                 Director                           $250
                 Associate                          $200

In addition, A&M will be reimbursed for its reasonable out-of-pocket expenses. All fees and expenses will be billed on a monthly basis.

            A $50,000 retainer is required at the outset of the engagement. This retainer will be returned or credited against the final bill.

            In addition, A&M will be entitled to following incentive compensation:

                  CASH BONUS PLAN

                  Incentive Compensation will begin to be earned upon achievement of 85% of the Revised Plan EBITDA at 85% of the Annual Amount and will be increased pro-rata as actual performance meets or exceeds the Revised Business Plan target.


                  Annual Amounts:  FY 1997   -  $273
                  (at 100% of      FY 1998   -  Based on 65% of Peter
                  Revised Plan                  Cheston monthly fees earned.
                  EBITDA)

                  STOCK OPTION GRANT


                  Amount:          Options for 1% of reorganized Ithaca.
                  Timing of Grant: Upon approval of Long-Term Employee
                                   Incentive Plan by the Post-Reorganization.
                  Vesting:         Immediately upon grant.
                  Pricing:         Strike price based upon the fair market
                                   value of the New Ithaca Common Stock as
                                   determined by the Board of directors of
                                   Reorganized Ithaca or by an independent third party as designated by such Board.

            3.    TERM

            This agreement will commence as of the date hereof and will continue for a period of one year, unless terminated earlier by Ithaca. Ithaca may terminate this agreement without cause by giving 30 days' written notice to A&M.

            4.    INDEMNIFICATION



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Page 3
December 17, 1996


            The attached indemnification agreement is incorporated herein by reference and shall be executed upon the acceptance of this letter agreement.

                                Very truly yours,

                                Alvarez & Marsal, Inc.



                                By:  /s/ Peter C. Cheston
                                   -------------------------------------
                                            Peter C. Cheston


Accepted and Agreed

Ithaca Industries, Inc.



By:   /s/ J.D. Waller
    ---------------------------
            J.D. Waller






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                                                                 Exhibit 10.3(b)
                                                                 ---------------





                            INDEMNIFICATION AGREEMENT


            This indemnity is made part of an agreement, dated December 17, 1996 (which together with any renewals, modifications or extensions thereof, is herein referred to as the "Agreement"), between and among Alvarez & Marsal, Inc. ("A&M") and Ithaca Industries, Inc. (the "Company") for services to be rendered to the Company by A&M.

            A. The Company agrees to indemnify and hold harmless A&M against any and all losses, claims, damages, liabilities and expenses, including the reasonable costs for counsel or others in investigating, preparing or defending any action or claim, whether or not in connection with litigation in which A&M is a party, caused by, relating to, based upon or arising out of (directly or indirectly) A&M's acceptance of or the performance or non-performance of its obligations under the Agreement; provided, however, such indemnity shall not apply to any such loss, claim, damage, liability or expense to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted from the gross negligence or willful misconduct of A&M. The Company also agrees that A&M shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of A&M, except for any such liability for losses, claims, damages, liabilities or expenses that are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from A&M's gross negligence or willful misconduct. A&M will not settle, compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder without the prior written consent of the Company.

            B. These indemnification provisions shall be in addition to any liability which the Company may otherwise have to A&M or the persons identified in the following sentence. These indemnification provisions shall extend to A&M, its directors, officers, employees, agents and affiliates; all references to A&M in these indemnification provisions shall be understood to include any and all of the foregoing persons and entities.

            C. If any action, proceeding or investigation is commenced to which A&M proposes to demand indemnification hereunder, it will notify the Company with reasonable promptness; provided, however, that any failure by A&M to notify the Company will not relieve the Company from its obligations hereunder, except to the extent that such failure shall have actually prejudiced the defense of such action. The Company shall promptly pay expenses reasonably incurred by A&M in defending or settling (in accordance with paragraph A above) any action, proceeding or investigation in which A&M is a party or is threatened to be made a party by reason of its relationship with the Company hereunder, in advance of the final




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disposition of such action, proceeding, or investigation upon submission of invoices therefor. A&M hereby undertakes, and the Company hereby accepts its undertaking, to repay any and all such amounts so advanced if it shall ultimately be determined that A&M is not entitled to be indemnified therefor. The Company may, in lieu of advancing the expenses of separate counsel for A&M, provide A&M with legal representation by the same counsel who represents the Company, provided such counsel is reasonably satisfactory to A&M, at no cost to A&M; provided, however, that if such counsel or counsel to A&M shall determine that due to the existence of actual or potential conflicts of interest between A&M and the Company such counsel is unable to represent both A&M and the Company, then A&M shall be entitled to use a separate counsel of its own choice, and the Company shall promptly advance its reasonable expenses of such separate counsel upon submission of invoices therefor. Nothing herein shall prevent A&M from using separate counsel of its own choice at its own expense.

            D. In order to provide for just and equitable contribution if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification, then the Company, on the one hand, and A&M, on the other hand, shall contribute to the losses, claims, damages, liabilities and expenses so that A&M is responsible in the aggregate for a percentage of losses, claims, damages, liabilities and expenses equal to the relative fault of the Company, on the one hand, and A&M, on the other hand, in connection with the statements, acts or omissions which result in such losses, claims, damages, liabilities and costs; and further provided that in no event will A&M's aggregate contribution for all losses, claims, damages, liabilities and expenses with respect to which contribution is available hereunder exceed the amount of fees actually received by A&M pursuant to the Agreement. No person found liable for a fraudulent misrepresentation shall be entitled to contribution hereunder from any person who is not also found liable for such fraudulent misrepresentation.

            E. Neither termination of the Agreement nor completion of the engagement of A&M shall affect these indemnification provisions, which shall hereafter remain operative and in full force and effect. These indemnification provisions shall apply to the engagement of A&M pursuant to the Agreement and to any other engagement which A&M may perform for the Company.

            F. The rights provided herein shall not be deemed exclusive of any other rights to which A&M may be entitled under the certificate of incorporation or




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bylaws of the Company, any other agreements, any vote of stockholders or disinterested directors of the Company, any applicable law or otherwise.



Dated:                                          Alvarez & Marsal, Inc.


                                    By:  /s/ Peter C. Cheston
                                        --------------------------------
                                                Peter C. Cheston


Dated:                                          Ithaca Industries, Inc.


                                    By:  /s/ J.D. Waller
                                        --------------------------------
                                                J.D. Waller